Exhibit 10.37

MF GLOBAL LTD.

2007 LONG TERM INCENTIVE PLAN

NON-EMPLOYEE DIRECTOR

RESTRICTED SHARE AWARD AGREEMENT

THIS AGREEMENT sets forth the terms and conditions of the award (this “Award”) granted to the recipient set forth in Section 2 (the “Grantee”) by MF Global Ltd., a Bermuda exempted company (the “Company”), under the MF Global Ltd. 2007 Long Term Incentive Plan (the “Plan”), of Restricted Shares of the Company (the “Director Shares”) on the terms and conditions set forth herein.

1. The Plan. This Award is made pursuant to the Plan, a copy of which has been furnished to the Grantee, and the terms of the Plan are incorporated into this Agreement, except as otherwise specifically stated herein. Capitalized terms used in this Agreement that are not defined in this Agreement have the meanings as used or defined in the Plan. References in this Agreement to any specific Plan provision will not be construed as limiting the applicability of any other Plan provision.

2. Award. Effective as of the date set forth below (the “Grant Date”), the Company hereby grants to the Grantee the following number of Director Shares under the Plan as compensation for the Grantee’s services to the Company as member of the Board:

Name of Grantee:

Grant Date:

Number of Director Shares:

THIS AWARD OF DIRECTOR SHARES IS SUBJECT TO ALL TERMS, CONDITIONS AND PROVISIONS OF THE PLAN AND THIS AWARD AGREEMENT.

3. Consideration. The Director Shares are awarded without the payment of any additional consideration by the Grantee in recognition of the services the Grantee is performing for the Company.

4. Vesting. Except as otherwise provided in Sections 5 and 6, this Award will vest in respect of one-fourth of the Director Shares on each of [the last day of each fiscal quarter during the Grantee’s first year of service] (each a “Vesting Date”).

5. Termination of Services. Unless the Committee determines otherwise, subject to Section 6, if the Grantee’s service on the Board ceases for any reason before the final Vesting Date, then all of the Grantee’s Director Shares that are not vested as of such date of cessation will immediately be cancelled by or revert to the Company and the Grantee will forfeit any rights or interests in such unvested Director Shares. Any Director Shares forfeited by the Grantee pursuant to this Section 5 will be repurchased by the Company from the Grantee for nominal consideration in an amount and form to be determined by the Committee in its sole discretion.

6. Change in Control. Notwithstanding any other provision of this Agreement or the Plan, upon a Change in Control, all of the Grantee’s outstanding Director Shares will vest in full in accordance with Section 13 of the Plan.

7. Section 83(b) Election. The Grantee hereby acknowledges that the Grantee has been informed that, with respect to the grant of the Director Shares, the Grantee may file an election (the “Election”) with the U.S. Internal Revenue Service, within 30 days of the grant of the Director Shares, electing pursuant to Section 83(b) of the Code to be taxed currently on the fair market value of the Director Shares on the Grant Date. This will result in a recognition of taxable income to the Grantee on the Grant Date, equal to the fair market value of the Director Shares on such date. Absent an Election, taxable income will be measured and recognized by the Grantee at the time or times on which the Director Shares vest. The Grantee is hereby encouraged to seek the advice of the Grantee’s own tax consultants in connection with this Award and the advisability of filing of the Election. An example of the Election is attached as Annex A hereto. THE GRANTEE UNDERSTANDS THAT ANY TAXES PAID AS A RESULT OF THE FILING OF THE ELECTION MIGHT NOT BE RECOVERED IF UNVESTED DIRECTOR SHARES ARE FORFEITED TO THE COMPANY. THE GRANTEE ACKNOWLEDGES THAT IT IS THE GRANTEE’S SOLE RESPONSIBILITY AND NOT THE COMPANY’S TO TIMELY FILE THE ELECTION, EVEN IF THE GRANTEE REQUESTS THE COMPANY OR ITS REPRESENTATIVE TO MAKE THIS FILING ON THE GRANTEE’S BEHALF. THE GRANTEE MUST NOTIFY THE COMPANY WITHIN 10 DAYS OF FILING ANY ELECTION. IN ADDITION, THE GRANTEE WOULD BE REQUIRED TO SATISFY ANY WITHHOLDING TAXES AT THE TIME OF SUCH ELECTION.

8. Issue of Director Shares. Each certificate or other evidence of ownership issued in respect of Director Shares awarded hereunder will be deposited with the Company, or its designee, together with, if requested by the Company, a stock power or share transfer form executed in blank by the Grantee, and will bear a legend disclosing the restrictions on transferability imposed on such Director Shares by this Agreement (the “Restrictive Legend”) and such other restrictive legends as may be required pursuant to Section 9. Upon the vesting of the Director Shares in accordance with this Agreement, the certificates evidencing such vested Director Shares, not bearing the Restrictive Legend (but still bearing any other legends that may be required pursuant to Section 9), will be delivered to the Grantee or other evidence of vested Director Shares will be provided to the Grantee. The Company may reasonably postpone the issue of Director Shares and/or the delivery of certificates or other evidence of vested Director Shares until it receives satisfactory proof that such issue and delivery will not violate any of the provisions of the Securities Act or the Exchange Act, any rules or regulations of the Securities and Exchange Commission (“SEC”) promulgated thereunder, or the requirements of applicable state or foreign law relating to authorization, issuance or sale of securities, or until there has been compliance with the provisions of such acts or rules. The Grantee understands that the Company is under no obligation to register or qualify the Director Shares with the SEC, any state securities commission or any stock exchange to effect such compliance, other than that at or prior to grant a Form S-8 will be filed to register the Director Shares.

9. Lock-Up Agreement; Legends and Trading Policies. The Grantee agrees that, if requested by the Company in connection with an initial public offering, the Grantee will not sell, offer for sale, or otherwise dispose of the Director Shares for such period of time as is determined by the Board, provided that at least a majority of the Company’s directors and officers who hold Shares at such time are similarly bound. The Company may affix to certificates representing Director Shares issued pursuant to this Agreement any legend in addition to the Restrictive Legend that the Committee determines to be necessary or advisable (including to reflect any restrictions to which the Grantee may be subject under a separate agreement with the Company and its Subsidiaries or Affiliates). The Company may advise the transfer agent to place a stop order against any legended Shares. To the extent applicable, the Grantee agrees that he or she will not sell, transfer by any means or otherwise dispose of the Director Shares except in accordance with Company’s insider trading policy regarding the sale and disposition of securities owned by employees and/or directors of the Company.

10. Non-Transferability of Director Shares. Except as otherwise may be provided by the Committee, unvested Director Shares may not be sold, exchanged, transferred, assigned, pledged, hypothecated, fractionalized, hedged or otherwise disposed of (including through the use of any cash-settled instrument), in any manner except by will or the laws of descent and distribution, and any attempt to transfer the Director Shares in violation of this Section 10 will be null and void.

11. Privileges of Share Ownership. Subject to Section 10, effective upon Grant Date, the Grantee will have all rights of a shareholder with respect to such Director Shares, including voting rights and rights to dividends, if any, at the time such dividends are paid to the Company’s other shareholders.

12. Entire Agreement. The Plan is incorporated herein by reference. This Agreement, the Plan and any such other documents as may be executed in connection with the issue of the Director Shares constitute the entire agreement and understanding of the parties hereto with respect to the subject matter hereof and supersede all prior understandings and agreements with respect to such subject matter. Any action taken or decision made by the Committee arising out of or in connection with the construction, administration, interpretation or effect of this Agreement will lie within its sole and absolute discretion, as the case may be, and will be final, conclusive and binding on the Grantee and all persons claiming under or through the Grantee.

13. No Obligation to Serve. Nothing in the Plan or this Agreement will confer on the Grantee any right to continue to serve as a director of, or to continue in any other relationship with, the Company, any Subsidiary or any Affiliate, or limit in any way the right of the Company or its shareholders to terminate the Grantee’s service or other relationship at any time for any reason.

14. Notices. Any notice required to be given or delivered to the Company under the terms of this Agreement will be in writing and addressed to the Vice President – Human Resources of the Company at its principal corporate offices in New York, New York (United States of America). Any notice required to be given or delivered to the Grantee will be in writing and addressed to the Grantee at the address last on the records of the Company. All notices will be deemed to have been given or delivered upon: personal delivery; three days after deposit in the United States mail by certified or registered mail (return receipt requested); two business days after deposit with any return receipt express international courier (prepaid); one business day after deposit with any return receipt express United States courier (prepaid); or one business day after transmission by facsimile.

15. Successors and Assigns. The Company may assign any of its rights under this Agreement. This Agreement will be binding upon and inure to the benefit of the successors and assigns of the Company. Subject to the restrictions on transfer set forth herein, all the provisions of the Plan and this Agreement will be binding upon the Grantee and the Grantee’s heirs, executors, administrators, legal representatives, successors and assigns.

16. Adjustments. In the event of any change in the issued and outstanding shares of the Company after the Grant Date or any other event described in Section 5 of the Plan occurring after the Grant Date, the Board or the Committee will make such equitable substitution or adjustment (including cash payments) as provided for under Section 5 of the Plan in order to preserve the value of the Grantee’s Award.

17. Binding Effect. Any action taken or decision made in good faith by the Committee arising out of or in connection with the construction, administration, interpretation or effect of this Agreement will lie within its sole and absolute discretion, as the case may be, and prior to a Change in Control will be final, conclusive and binding on the Grantee and all persons claiming under or through the Grantee.

18. Section 409A/Delay in Payment. If any compensation provided by this Agreement may result in the application of Section 409A of the Code, the Company will, in consultation with the Grantee, modify the Agreement in the least restrictive manner necessary in order to, where applicable, (a) exclude such compensation from the definition of “deferred compensation” within the meaning of such Section 409A or (b) comply with the provisions of Section 409A, other applicable provision(s) of the Code and/or any rules, regulations or other regulatory guidance issued under such statutory provisions and to make such modifications, in each case, without any diminution in the value of the payments to the Grantee.

19. Arbitration/Choice of Forum.

(a) Any dispute, controversy or claim between the Company and the Grantee, arising out of or relating to or concerning the Plan or this Agreement, will be finally settled by arbitration in New York, New York (United States of America) before, and in accordance with the rules then obtaining of, the New York Stock Exchange, Inc. (the “NYSE”) or, if the NYSE declines to arbitrate the matter (or if the matter otherwise is not arbitrable by it), the American Arbitration Association (the “AAA”) in accordance with the commercial arbitration rules of the AAA. Prior to arbitration, all claims maintained by the Grantee must first be submitted to the Committee in accordance with claims procedures determined by the Committee. This Section is subject to the provisions of Sections 19(b) and (c) below.

(b) THE COMPANY AND THE GRANTEE HEREBY IRREVOCABLY SUBMIT TO THE EXCLUSIVE JURISDICTION OF ANY STATE OR FEDERAL COURT LOCATED IN THE CITY OF NEW YORK OVER ANY SUIT, ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO OR CONCERNING THE PLAN OR THIS AGREEMENT THAT IS NOT OTHERWISE ARBITRATED OR RESOLVED ACCORDING TO SECTION 19(a) OF THIS AGREEMENT. This includes any suit, action or proceeding to compel arbitration or to enforce an arbitration award. The Company and the Grantee acknowledge that the forum designated by this Section 19(b) has a reasonable relation to the Plan, this Agreement, and to the Grantee’s relationship with the Company. Notwithstanding the foregoing, nothing herein will preclude the Company or Grantee from bringing any action or proceeding in any other court for the purpose of enforcing the provisions of this Paragraph 19.

(c) The agreement by the Grantee and the Company as to forum is independent of the law that may be applied in the action, and the Grantee and the Company agree to such forum even if the forum may under applicable law choose to apply non-forum law. The Grantee and the Company hereby waive, to the fullest extent permitted by applicable law, any objection which the Grantee or the Company now or hereafter may have to personal jurisdiction or to the laying of venue of any such suit, action or proceeding in any court referred to in Section 19(b). The Grantee and the Company undertake not to commence any action, suit or proceeding arising out of or relating to or concerning this Agreement in any forum other than a forum described in this Section 19. The Grantee and (subject to the last sentence of Section 19(a)) the Company agree that, to the fullest extent permitted by applicable law, a final and non-appealable judgment in any such suit, action or proceeding in any such court will be conclusive and binding upon the Grantee and the Company.

(d) The Grantee irrevocably appoints the Secretary of the Company as the Grantee’s agent for service of process in connection with any action, suit or proceeding arising out of or relating to or concerning this Agreement which is not arbitrated pursuant to the provisions of Section 19(a), who will promptly advise the Grantee of any such service of process.

(e) The Grantee and the Company hereby agree to keep confidential the existence of, and any information concerning, a dispute described in this Section 19, except that either party may disclose information concerning such dispute to the arbitrator or court that is considering such dispute or to its legal counsel (provided that such counsel agrees not to disclose any such information other than as reasonably necessary to the prosecution or defense of the dispute), or as may be required by law or legal process after providing the other party with prior written notice and an opportunity to respond to such disclosure (unless such notice is prohibited by law). Nothing in this Agreement prohibits the Grantee from providing truthful testimony concerning the Company and its Subsidiaries or the Company from providing truthful testimony concerning the Grantee to governmental, regulatory or self-regulatory authorities.

(f) The Grantee recognizes and agrees that prior to the grant of this Award the Grantee has no right to any benefits hereunder. Accordingly, in consideration of the receipt of this Award, the Grantee expressly waives any right, prior to a Change in Control, to contest the amount of this Award, terms of this Agreement, or any determination, action or omission hereunder or under the Plan made or taken in good faith by the Committee, the Company or the Board, or any amendment to the Plan or this Agreement (other than an amendment to which the Grantee’s consent is expressly required by Section 14 of the Plan) and the Grantee expressly waives any claim related in any way to the Award including any claim based on any promissory estoppel or other theory in connection with this Award and the Grantee’s employment with the Company.

20. Governing Law. THIS AGREEMENT WILL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK (UNITED STATES OF AMERICA) WITHOUT REGARD TO PRINCIPLES OF CONFLICT OF LAWS.

21. Counterparts. This Agreement may be executed in two or more counterparts, each of which will be deemed to be an original.

IN WITNESS WHEREOF, the Company has caused this Agreement to be duly executed effective as of the date indicated below, effective as of the Grant Date.

MF GLOBAL LTD.

By:
Name:
Title:

Date:

Accepted and Agreed:

[Name]

Annex A

Election Under Section 83(b) of the

Internal Revenue Code of 1986

(To Be Filed No Later Than 30 Days Following the Property

Transfer Date With the Internal Revenue Office With Which

the Person Rendering Services Files His or Her Income Tax Return)

I hereby elect under section 83(b) of the Internal Revenue Code of 1986 to include in gross income any excess of fair market value over purchase price with respect to the transfer of the property described below:

1.	Taxpayer Information:

Name

Street Address

City, State, Postal Code

(Country, if not U.S.)

2.	Taxpayer Identification Number:

3.	Tax Year of Election: Calendar year [20 ]

4.	Description of Property: Common Shares of MF Global Ltd. (the “Company”), par value $1.00 per Share (the “Restricted Shares”)

5.	Date of Property Transfer: [ , 20 ]

6.	Nature of Property Restrictions: the Restricted Shares may not be transferred and may be forfeited if the Taxpayer ceases to provide services to the Company under certain circumstances. These restrictions lapse upon the satisfaction of certain conditions contained in the relevant agreement.

7.	Fair Market Value at the Time of Transfer: $[ ]

8.	Amount (if any) Paid for Property: No cash payment

9.	Copies of Election: In accordance with section 1.83-2(d) of the Income Tax Regulations, a copy of this election has been furnished to the person for whom the services are performed and to the recipient of the transferred property where that recipient is other than the person performing the services.

Dated: [                    , 20    ].

Name